UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 22, 2016, Quicksilver Resources Inc. (the “Company”) and its U.S. subsidiaries (together with the Company, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with BlueStone Natural Resources II, LLC (the “Buyer”) pursuant to which the Buyer agreed to purchase substantially all of the Sellers’ U.S. oil and gas assets (collectively, the “Assets”) for a cash purchase price of $245.0 million. The purchase price is subject to adjustment as set forth in the Purchase Agreement, including (i) adjustments that may result if the Sellers are unable to obtain certain consents necessary to transfer certain properties, contracts and leases included as part of the Assets, (ii) adjustments relating to Assets affected by casualty loss or condemnation or eminent domain proceedings between the date of the Purchase Agreement and the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), (iii) adjustments relating to third parties’ preferential purchase rights affecting certain Assets that are exercised prior to the Closing and (iv) adjustments on account of a “true up” procedure that adjusts the purchase price downwards or upwards for certain revenues and expenses, with revenues and expenses attributable to periods prior to the effective time (which is defined in the Purchase Agreement as the first date of the month in which the Closing occurs) being allocated to Sellers, and revenues and expenses attributable to periods at or after the effective time being allocated to Buyer. The Sellers and the Buyer have made customary representations, warranties and covenants in the Purchase Agreement.

The Purchase Agreement requires the Buyer to make a deposit equal to twenty percent (20%) of the purchase price (before giving effect to any adjustments), which deposit shall be payable to the Sellers, as liquidated damages, in the event that the Purchase Agreement is terminated on account of the Buyer’s breach thereof, and such deposit (together with any net proceeds from the required unwinding or termination of the In-the-Money Hedge Book (as defined in the Purchase Agreement)) shall constitute the Sellers’ sole and exclusive remedy with respect to such breach by the Buyer. The Purchase Agreement also provides for the establishment of an escrow account into which the Sellers, within two (2) business days following the approval of the Purchase Agreement by the Bankruptcy Court (as defined below), shall be required to deposit a sum of $15,000,000 (the “Escrow Amount”). The Escrow Amount shall serve as the Buyer’s sole and exclusive source of recovery for proven, actual damages incurred by the Buyer on account of a breach of the Purchase Agreement by the Sellers that results in termination of the Purchase Agreement; provided, however, that in the event that the Sellers, in the exercise of their fiduciary duties, terminate the Purchase Agreement for the express purpose of entering, and do enter, into an Alternate Transaction (as defined in the Purchase Agreement), or enter into an Alternate Transaction without first seeking to terminate or terminating the Purchase Agreement, such actions shall constitute a breach of the Purchase Agreement and the Buyer’s sole and exclusive remedy for its proven, actual damages arising from such breach shall be limited to the Escrow Amount and a Superpriority Administrative Expense Claim (as defined in the Purchase Agreement) not to exceed $24,500,000. The Escrow Amount shall be returned to the Sellers in the event the Closing occurs or, in any event, upon the date which is six (6) months following the date of the Purchase Agreement, except that any portion of the Escrow Amount subject to claims for damages by the Buyer in accordance with the terms of the Purchase Agreement that are pending on such date shall be retained in escrow until such claims are resolved. Barnett Shale Gas LLC (“Barnett Shale”) was approved by the Company as the backup bidder. The terms of the bid of Barnett Shale, as backup bidder, are described in the Sale Order (as defined below).

The Sellers sought, and obtained, final approval of the transactions contemplated by the Purchase Agreement from the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to a sale order entered by the Bankruptcy Court on January 27, 2016 (the “Sale Order”). The consummation of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, and such transactions are expected to close on or before March 31, 2016.

The foregoing description is a summary of the material terms of the Purchase Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Item 8.01.	Other Events.
On January 23, 2016, the Company issued a press release announcing the Sellers’ completion of a successful Bankruptcy Court-approved auction of the Assets, pursuant to which the Buyer was declared to have the highest or otherwise best bid for the Assets, and entry into the Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Company expects that the shares of its existing common stock will be cancelled in the Chapter 11 proceedings and will not receive any recovery.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included herein may constitute “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other SEC filings for a discussion of material risk factors and additional information on factors which may cause future events to materially vary from such forward-looking statements. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1#	Asset Purchase Agreement, dated January 22, 2016, among Quicksilver Resources Inc., Cowtown Gas Processing L.P., Cowtown Pipeline L.P. and BlueStone Natural Resources II, LLC
99.1	Press Release dated January 23, 2016

# Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer

Date: January 28, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
2.1#	Asset Purchase Agreement, dated January 22, 2016, among Quicksilver Resources Inc., Cowtown Gas Processing L.P., Cowtown Pipeline L.P. and BlueStone Natural Resources II, LLC
99.1	Press Release dated January 23, 2016

# Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.